UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549


                                 ---------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



        Date of report (Date of earliest event reported) November 9, 1999


                         NOONEY REAL PROPERTY-FOUR, L.P.
             (Exact Name of Registrant as Specified in its Charter)


        MISSOURI                        00-11023                48-1250566
(State or  Other Jurisdiction         (Commission              (IRS Employer
       of Incorporation)              File Number)           Identification No.)



1100 Main, Suite 2100, Kansas City, MO                                     64105
(Address of Principal Executive Offices)                              (Zip Code)


Registrant's telephone number, including area code                (816) 421-4670


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Item 1. Changes in Control of Registrant.

   On November 9, 1999, S-P Properties, Inc., a wholly-owned subsidiary of CGS Real Estate Company, Inc. ("CGS") sold all of the outstanding stock of Nooney Capital Corp., one of the two general partners of the Partnership ("NCC"), to Bond Purchase, L.L.C. for $177,000 cash. Bond Purchase purchased the stock with funds from its working capital.

   The sale was part of a larger agreement entered into by CGS and its affiliates with Bond Purchase and certain affiliates, pursuant to which Bond Purchase and CGS agreed (i) to stipulate to the dismissal of certain lawsuits among the parties, (ii) to settle certain disputes between CGS and Bond Purchase and (iii) to transfer stock and/or partnership interests in various private and publicly-traded entities currently controlled by CGS.

   In connection with the sale, each of the members of the Board of Directors and each of the officers of NCC resigned, effective as of the closing under the settlement agreement. David L. Johnson, Daniel W. Pishny, and John W. Alvey were appointed as the members of the Board of Directors.

   Effective November 9, 1999, the new members of the Board of Directors elected the following officers: David L. Johnson, Chairman and Executive Vice President; Daniel W. Pishny, President; and John W. Alvey, Vice-President, Secretary and Treasurer.

   Nooney, Inc. also terminated its management agreement with the Partnership effective as of November 9, 1999. The Partnership has entered into a property management agreement with Maxus Properties, Inc., a Missouri corporation that is an affiliate of Bond Purchase ("Maxus").

   Bond Purchase and the newly appointed officers and directors of NCC now beneficially own 654 limited partnership units of the Partnership, representing 4.8% of the issued and outstanding limited partnership units.

   Bond Purchase is a Missouri limited liability company that currently holds interests in real estate limited partnerships for investment purposes. David L. Johnson is a member of, and owns a majority of the outstanding equity interests in, Bond Purchase.

   David L. Johnson is chairman, chief executive officer, and majority shareholder of Maxus Properties, Inc., a Missouri corporation ("Maxus") that specializes in commercial property management for affiliated owners. Mr. Johnson is also a vice president of

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KelCor,  Inc.,  a  Missouri  corporation  ("KelCor")  that  specializes  in  the acquisition of commercial real estate and the purchase of loans and apartments from lending institutions and agencies of the federal government. Mr. Johnson and his wife own all of the issued and outstanding stock of KelCor. As indicated above, Mr. Johnson is also a member of, and majority owner of the outstanding interests in Bond Purchase.

   Daniel W. Pishny is president, chief operating officer and a minority shareholder of Maxus and is responsible for the day-to-day operations of Maxus and its managed properties.

   John W. Alvey is executive vice president, chief financial officer and a minority shareholder of Maxus. Mr. Alvey is responsible for the day-to-day accounting functions, risk management and taxes for Maxus and its managed properties.



                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           Nooney Capital Corp., General Partner



Date: November 9, 1999                     By:   /s/ Daniel W. Pishny
                                                 Daniel W. Pishny, President

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